Exhibit 99.1

FOR IMMEDIATE RELEASE

WHLR REAL ESTATE INVESTMENT TRUST, INC.
ANNOUNCES THE RELEASE OF ITS SECOND QUARTER 2020 FINANCIAL AND OPERATING RESULTS

Virginia Beach, VA – August 4, 2020 – WHLR Real Estate Investment Trust, Inc. (NASDAQ:WHLR) (“WHLR” or the “Company”) announced today that it has reported its financial and operating results for the three and six months ended June 30, 2020 on Form 10-Q. The Company has also posted certain supplemental information regarding the Company's financial and operating results for the three and six months ended June 30, 2020 to the “Investor Relations” page of its website located at https://ir.whlr.us/

ABOUT WHEELER REAL ESTATE INVESTMENT TRUST, INC.
Headquartered in Virginia Beach, VA, Wheeler Real Estate Investment Trust, Inc. is a fully integrated, self-managed commercial real estate investment trust (REIT) focused on owning and operating income-producing retail properties with a primary focus on grocery-anchored centers. Please visit: www.whlr.us.

Mary Jensen
Investor Relations
mjensen@whlr.us
(757) 627-9088